UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 14, 2009
NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27038	94-3156479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1 Wayside Road
Burlington, Massachusetts 01803
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (781) 565-5000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 14, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of Nuance Communications, Inc. (the “Company”) approved compensation awards to be granted pursuant to the Company Bonus Program for fiscal 2009, in the form of cash bonuses and restricted stock units, to the following executive officers of the Company in the amounts set forth below:

			Fiscal 2009
			Actual Bonus
	Fiscal 2009	Fiscal 2009 Actual	Amount
	Target	Bonus Amount	Paid in Restricted	Total 2009
Name and Title(1)	Bonus Amount(2)	Paid in Cash(3)	Stock Units(4)	Bonus Paid
Paul A. Ricci Chief Executive Officer	$575,000	$550,000	0	$550,000
Thomas L. Beaudoin Executive Vice President and Chief Financial Officer	$210,000	$75,000	8,881	$210,000
Steven G. Chambers Executive Vice President Worldwide Sales and Chief Marketing Officer	$250,000	$75,000	11,513	$250,000
Jeanne F. McCann Executive Vice President and General Manager Healthcare Division	$180,000	$50,000	4,934	$125,000

(1)	Mr. Hunt does not participate in the Company’s Bonus Program for fiscal 2009 but is eligible for commission-based compensation based upon fiscal 2009 revenue targets.

(2)	The amounts reflected in this column represent the payout to each executive officer if their fiscal 2009 bonus had been achieved at 100%. Bonuses for fiscal 2009 are to be paid out in a combination of cash and restricted stock units, as further detailed in the above table.

(3)	Cash bonus payments will be paid 50% on December 24, 2009 and 50% on March 15, 2010, subject to continued employment.

(4)	The number of restricted stock units granted was calculated by dividing the dollar value applicable to that portion of the equity award by the closing price for the Company’s common stock as of December 14, 2009, rounded down to the nearest whole share. The restricted stock units will vest in full on March 14, 2010, subject to continued employment.
As previously disclosed, payments under the Company Bonus Program are based upon the Company’s achievement of pre-established financial goals for the fiscal year; however, the Committee has the discretion to approve bonus payments which are higher or lower than the target bonus amounts in the event the Company under or over achieves these targets. For fiscal 2009, the Committee determined that the performance of the Company in relation to the metrics described above would result in the funding of the bonus pool at 50%. The Committee then exercised its discretion in finalizing the appropriate bonus allocations for each of the aforementioned executive officers. Further details regarding the Company’s compensation philosophy and the aforementioned awards are contained in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on December 18, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Nuance Communications, Inc.
By:	/s/ Thomas Beaudoin
Thomas Beaudoin
Chief Financial Officer

Date: December 18, 2009